File Nos. 2-92583 & 811-4084

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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HAWAIIAN TAX-FREE TRUST
(Exact Name of Registrant as Specified in Charter)

380 Madison Avenue, Suite 2300
New York, New York 10017
(Address of Principal Executive Offices)

(212) 697-6666
(Registrant’s Telephone Number)

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[X]	No fee required

FOR FINANCIAL PROFESSIONAL USE ONLY – NOT FOR DISTRIBUTION

Hawaiian Tax-Free Trust

2012 Special Meeting of Shareholders

Summary and Questions & Answers for Financial Professionals

Applicable to Proxy materials being mailed to
Hawaiian Tax-Free Trust shareholders for the October 27, 2012 meetings

Summary Related to the October 27, 2012 Annual Meeting and the Special Meeting of Shareholders

•	Annual Meeting of Shareholders

o	Elect seven Trustees
o	Ratify or reject the independent accounting firm

•	Special Meeting of Shareholders
o	Proposal No. 1: Approve an Amended and Restated Investment Advisory Agreement between the Trust and the Trust’s Investment Adviser, Asset Management Group of Bank of Hawaii
o	Proposals 2A and 2B: Approve elimination of the Trust’s fundamental policies relating to:
▪	Permitted Trust investments; and
▪	Investments in voting securities, other investment companies and certain other instruments

Proposal No. 1 at the Special Meeting:  Amended and Restated Investment Advisory Agreement

What is being asked of shareholders?

1.	Approval of a new Investment Advisory Agreement which incorporates 3 major changes
a.	an increase in the advisory fee paid to the Adviser from an annual rate of 0.14% of the Trust’s net asset value to an annual rate of
i.	0.23% on assets up to $875 million
ii.	0.17% on assets between $875 million and $1.5 billion
iii.	0.155% on assets above $1.5 billion
Through inclusion of breakpoints, or reductions in the fee level, the effective advisory fee will decrease as assets in the Trust increase.  In fact, the first breakpoint will become effective immediately since the Trust currently has over $875 million in assets (approximately $880 million as of June 30, 2012).

b.
The Trust, rather than the Adviser, shall pay expenses associated with maintaining the accounting records of the Trust, including daily and secondary pricing of Trust securities (“Fund Accounting Expenses”)

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c.	Elimination of a Fee Reduction Provision, which has never been utilized, and which calls for a reduction of the advisory fee if the Trust’s expenses exceed a certain amount in any fiscal year.

Will the advisory fee paid by the Trust increase under the new Investment Advisory Agreement?

•
Yes.  The new advisory fee will represent an increase in the annual advisory fee rate payable by the Trust to the Adviser of 0.09% of the Trust’s net asset value (based on net assets as of June 30, 2012).

•
However, with the inclusion of breakpoints in the new advisory fee schedule, the first of which is effective immediately given the current size of the Trust, the effective fee paid to the Adviser will decrease as assets in the Trust increase.

•	Additionally, the Adviser will no longer bear the cost of paying the Fund Accounting Expenses.

What are the proposed breakpoints that will apply to the advisory fee?

•	If approved, the Advisory fee will include the following breakpoints:
o	0.23% on assets up to and including $875 million
o	0.17% on assets between $875 million and $1.5 billion
o	0.155% on assets over $1.5 billion
•	The Trust currently has approximately $880 million in assets (as of June 30, 2012), so the first breakpoint will become effective immediately.
•	The current Advisory Fee is payable at an annual rate of 0.14% and does not decrease as assets in the Trust increase.

How will shifting responsibility for the Fund Accounting Expenses from the Adviser to the Trust affect the Trust’s expenses?

•
It is estimated that Fund Accounting Expenses would have increased the Trust’s annual expenses by approximately $120,000 during the last fiscal year ended March 31, 2012, had those expenses been paid by the Trust rather than the Adviser (which would have increased the Trust’s total annual operating expenses by 0.01% of the Trust’s net asset value).

Will the expense increases resulting from the new advisory agreement be offset by reductions in other Trust expenses?

•
If shareholders approve the Amended and Restated Advisory Agreement, the Trust and the Administrator (Aquila Investment Management LLC) have agreed to enter into an amended and restated Administration Agreement, under which the fee paid to the Administrator will be reduced from an annual rate of 0.26% to the annual rate of 0.22% (based on net assets as of June 30, 2012).  The amended and restated Administration Agreement does not require shareholder approval.

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What is the combined impact to the Trust’s expenses of the proposed changes to the Advisory Agreement?

•
After taking into account the reduced fee paid to the Administrator, the increased advisory fee and the fact that the Trust, rather than the Adviser, will be responsible for paying the Fund Accounting Expenses, the net increase in the total annual operating expense rate payable by shareholders is anticipated to be 0.06% of the Trust’s net asset value (based on net assets as of June 30, 2012).

Why is the new Investment Advisory Agreement being proposed?

•
The Adviser provided information to the Board of Trustees indicating that, under the current advisory agreement, the investment management of the Trust is not currently profitable to the Adviser, and the Adviser did not expect that the investment management would be profitable to the Adviser in the future.

•
The Board of Trustees believes that the Amended and Restated Advisory Agreement, is necessary to ensure that the Adviser is able to continue to provide high quality investment advisory services to the Trust.

What is the opinion of the Board of Trustees regarding the Amended and Restated Advisory Agreement?

•
The Board of Trustees believes that entering into the Amended and Restated Advisory Agreement is necessary to ensure that the Adviser is able to continue to provide high quality investment advisory services to the Trust, and in the best interests of the Trust and its shareholders.

•	The Board of Trustees unanimously recommends that shareholders approve the Amended and Restated Advisory Agreement.

Proposals No. 2A and 2B:  Elimination of Certain of the Trust’s Fundamental Policies

What is Proposal 2A?

•
Proposal 2A would eliminate the current fundamental policy regarding permitted investments, which currently states that the Trust cannot buy any securities other than those discussed in the Prospectus and in the Statement of Additional Information.

What is the reason for eliminating the fundamental policy as proposed in 2A?

•	The 1940 Act does not require that a fund have a fundamental policy limiting its investments to those discussed in the fund’s Prospectus and Statement of Additional Information.
•	This fundamental policy may be unduly restrictive and prevent the Trust from reacting in a timely manner to changes in the financial markets.

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What is Proposal 2B?

•
Proposal 2B would eliminate the current fundamental policy which states that the Trust cannot buy any voting securities, any shares of other investment companies or any warrants, puts, calls or combinations thereof other than on Municipal Security Index Futures or on U.S. Government Securities Futures.

•	While the Trust will have the capability to invest in a broader universe of investments,

o	at the present time, the Adviser intends to use this expanded capability only to invest in money market funds for cash management purposes, and if necessary, temporary defensive purposes.

o	the Adviser has no current intention to invest any of the Trust’s assets in equity securities.

o
the Adviser has no current intention to invest any of the Trust’s assets in warrants, puts or calls. If the Trust were ever to determine to do so, such investments would be subject to any limitations imposed by the Board of Trustees or the Adviser from time to time, as well as the Trust’s other investment policies.

What is the reason for eliminating the fundamental policy as proposed in 2B?

•	The current fundamental policy is unduly restrictive and, in particular, prohibits the Trust from buying shares of other investment companies, including money market funds.
o	Until recently, the 1940 Act generally limited these investments to relatively small percentages of fund assets.
o	Recent rule changes now permit funds to invest without limit in money market funds.
•	If Proposals 2A and 2B are approved, the Adviser intends to immediately invest in money market funds for cash management purposes and as necessary for defensive purposes.

What securities would the Trust be able to invest in if the proposed changes in the fundamental policies are approved?

•
If shareholders approve Proposal 2A and 2B, the Trust will be able to invest, to the extent consistent with other Trust investment policies and restrictions, not more than 20% of assets in aggregate in

o	shares of money market funds,
o	certain taxable obligations, such as Build America Bonds
o	U.S. Government securities

Would the Trust immediately invest in money market funds, certain taxable obligations or U.S. Government securities?

•
If shareholders approve the proposals, the Adviser intends to immediately invest a portion of the Trust’s assets in shares of money market funds, for cash management purposes, and if necessary, temporary defensive purposes.

•	The Adviser does not intend to immediately invest in taxable obligations, such as Build America Bonds, or U.S. government securities, but it may do so in the future.

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How would the proposed changes to the fundamental policies be beneficial to shareholders?

•
The Board of Trustees recommends that two fundamental policies be eliminated because having unduly restrictive fundamental policies may prevent the Board of Trustees and management from reacting quickly to events when it is in the interests of shareholders to do so.

•
Elimination of these fundamental policies is expected to facilitate the management of the Trust’s portfolio and provide the Trust with the flexibility to respond to changing markets, new investment opportunities and future changes in applicable law.

•	Specifically, the Trust will be able to invest a portion of its assets in shares of money market funds, for cash management purposes, and if necessary, temporary defensive purposes.

Will the investment objective of the Trust change along with these investment policies?

•	No. The Trust’s investment objective is not proposed to change and shall remain the same.
•	The Trust shall continue to seek to provide as high a level of current income exempt from Hawaiian state and regular Federal income taxes as is consistent with preservation of capital.

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